                                                                    Exhibit 10.9

      [LOGO]                                MORTON G. THALHIMER, INC. Realtors
MORTON G. THALHIMER                             Industrial Lease Agreement
                                                   1313 East Main Street
                                                 Richmond, Virginia 23219
                                                      (804) 648-5881

THIS LEASE AGREEMENT, entered into this 24th day of February, 1998, by and between Thomas S. Gilman thereinafter referred to as "Landlord" or first party, and Discovery Therapeutics, Inc. a Delaware corporation hereinafter referred to as "Tenant" or second party, and Morton G. Thalhimer, Inc., Agent, hereinafter referred to as "Agent".

                               W I T N E S S E T H

For and in consideration of the below stated rent and other terms and conditions stipulated in this Lease Agreement, hereinafter referred to as the "Lease", Landlord does hereby lease to Tenant, and Tenant does hereby rent from Landlord, the following described lot, piece or parcel of land, together with all improvements thereon (the said land and improvements thereon hereinafter referred to as the "Leased Premises") to-wit:

2028 Dabney Road, identified by Henrico County tax map as parcel Number 95-A2-046-E-17, containing Approximately 4,050 square feet

TO HAVE AND TO HOLD said land and improvements thereon and the privileges and appurtenances thereunto belonging unto the Tenant, its permitted successors and asaigns, for the term hereinafter provided, and upon all of the following terms and conditions, to which the parties mutually covenant and agree:

1.       TERM:

         The original term of this lease shall be for one (1) year(s) and shall commence on the 1st day of May, 1998 (The "Commencement Date"), and shall end on the 30th day of April, 1999 (The "Expiration Date").

2.       POSSESSION:

         If the Landlord shall be unable to give possession on The Commencement Date of the term hereof by reason of the holding over of any tenant or tenants or for any cause beyond the control of the Landlord (other than extra work undertaken by the Landlord for the Tenant), then the rent shall not commence until possession of the Leased Premises is given or is available, and the Tenant agrees such allowance and abatement of rent, as liquidated damages, in full satisfaction for the failure of the Landlord to give possession of the Leased Premises on the said date, and in the exclusion of all claims and rights which the Tenant might otherwise have by reason of possession of the entire Leased Premises not being given on the said date. If Landlord is unable to give possession due to extra work undertaken at Tenant's request then the rent shall commence as scheduled without abatement or allowance. If Landlord is otherwise unable to give possession on The Commencement Date, then The Expiration Date shall be extended from the actual date of occupancy in accordance with the lease term specified in this Lease.

         If Tenant shall occupy the Leased Premises prior to The Commencement Date of this Lease with Landlord's consent, all the provisions of this Lease shall be in full force and effect as soon as Tenant occupies the Leased Premises and The Expiration Date shall not change.

3.       RENT:

         During the original term of this Lease, Tenant covenants to pay a base annual rental to Landlord of Thirty Five Thousand One Hundred Eighty Four Dollars ($35,184.00), payable in equal monthly installments in advance on the first day of each month in the amount of Two Thousand Nine Hundred Thirty Two Dollars ($2,932.00). An additional rental may be required by attaching hereto an addendum executed by all parties to this Lease Agreement.

         If the original term does not commence on the first day of the month, Tenant shall pay, on The Commencement Date, for the period from The Commencement Date to the first day of the following calendar month a sum equal to one-thirtieth of the monthly rental due hereunder for each day of such period. All rents thereafter shall be payable in advance on the first day of each month. All rents due Landlord shall be paid when due to Morton O. Thalhimer, Inc., P.O. Box 702, Richmond, Virginia 23218-0702, or to such other place as Landlord may designate in writing to Tenant. If any installment of rent or any additional rent is not paid within seven (7) days of the due date, in addition to all other remedies of Landlord, the delinquent rent or additional rent shall be subject to a charge of ten percent (10%) as liquidated damages.

         All monetary obligations of Tenant to Landlord under the terms of this Lease shall be deemed to be rent.

4.       RENT ESCALATION:

         Beginning on the first twelve (12) month anniversary of The Commencement Date of the Lease and on each succeeding anniversary date hereafter for the term of the Lease and any renewals or extensions thereof, the rental rate for the Leased Premises shall increase 4% per annum over the rate charged for the immediately preceding twelve (12) months.

5.       SECURITY DEPOSIT:

         Tenant has deposited with Landlord, Two Thousand Five Hundred Thirty One and Twenty Five Cents Dollars ($2,531.25) as security for the faithful performance by Tenant of its commitments contained herein. Landlord may retain the security deposit as liquidated damages of Tenant: (1) vacates leaving unpaid rent or charges owed to the Landlord, or (2) leaves the Leased Premises unclean or damaged beyond the limits of normal wear and tear. The provisions of this paragraph shall not limit the amount of any claim by Landlord against Tenant under any other terms or provisions of this Lease.

6.       TAXES AND ASSESSMENTS:

         Tenant agrees that as additional rental for the Leased Premises, it will, during each calendar year of the original and all renewal terms, reimburse Landlord for such part of the cost of all real estate taxes, charges or assessments levied or assessed during the original and all renewal terms upon and against the Leased Premises in excess of the cost of such taxes and assessmentscharged or assessed upon or against the Leased Premises for the year Year for Taxes and Assessment; provided however, that for the first and final calendar years of the original or renewal terms Tenant shall be liable for the reimbursement of such excess cost only for the proportionate part of such years that it is in possession of the Leased Premises. The amount of such additional rents, if any, shall be due and payable thirty (30) days after notification from Landlord or its agent of the amount due.

7.       USE OF LEASED PREMISES:

         Tenant shall use the Leased Premises solely for pharmaceutical research and development and in strict accordance with all applicable laws, ordinances and regulations of governmental authorities. Tenant shall use the Leased Premises for no other purpose without prior written consent of the Landlord. Tenant will not use or permit or suffer the use of the Leased Premises for any unlawful or offensive business or purpose. Tenant will not, without the prior written consent of Landlord, use or permit the walls, fences, roof or any other part of the Leased Premises to be used for advertising purposes.

         (8) Conduct expeditiously, to the reasonable satisfaction of Lessor, and in accordance with any applicable Environmental Law any response action necessary to remove, remediate, clean up, or abate any Release, threatened Release, or disposal of a Hazardous Material at Lessee's expense to the extent such Response Action is attributable to events or conditions which arose on or after the Lease commencement date;

         (9) Upon the written request of the Lessor, timely provide, at Lessee's expense, a Phase 1 environmental site assessment of reasonable scope, form, and depth by a consultant reasonably approved by Lessor as to (a) any matter to the extent such matter arisen during the Lease term and (i) for which notice to Lessor is required to be provided pursuant to the requirements of this Addendum or (ii) which may reasonably be believed by Lessee to form the basis of an Environmental Claim in connection with the Premises. If such a requested environmental report is not delivered within forty-five (45) days reasonable cost of which shall be payable by Lessee on demand and shall be treated as additional rent under the Lease;

         (10) allow Lessor and its representatives from time to time, at Lessor's reasonable discretion and expense, to inspect the Premises and conduct an environmental assessment, including, without limitation, to facilitate the sale or leasing of the Premises;

         (11) promptly provide or otherwise make available to Lessor any reasonably requested Environmental Record concerning the Premises which Lessee possesses or can reasonably obtain;

         (12) remove from the Premises, at Lessee's sole expense, by the Lease termination date any Hazardous Materials or equipment to manufacture, generate, transport, treat, store, Release, dispose, or handle any Hazardous Material used by Lessee or in the course of Lessee's business; and

         (13) upon vacating the Premises, Lessee shall either (a) certify to Lessor in writing that the Premises are in compliance with any applicable Environmental Law, there has been during the term no Release on or in the Premises, and the Premises are free of all Hazardous Material or (b) Lessee shall deliver to Lessor within thirty (30) days of the Lease termination date a phase 1 environmental site assessment of reasonable scope, form and depth by a consultant reasonably approved by Lessor.

         C. Indemnification and Waivers. Lessee shall indemnify, defend, hold harmless, and hereby waives any claims for contribution against, Lessor for any Damages (excluding Damages caused by Lessor and his agents and events or conditions existing prior to the Lease commencement date) to the extent they arise from:

         (a) events or conditions which existed on or after the Lease commencement date and relate to:

                  (i) any Release, threatened Release, or disposal of any Hazardous Material at the Premises;

                  (ii) the operation or violation of any Environmental Law at the Premises; or,

                  (iii) any Environmental Claim in connection with Premises; or

         (b) the inaccuracy or breach of any representation or warranty by Lessee in this Addendum or the Lease.

         D. Defined Terms. Except as set forth below, defined terms used in this Addendum shal have the meaning ascribed to them in the Lease. The terms set forth below shall have the following meaning:

      [LOGO]                                                 1313 E. Main Street
MORTON G. THALHIMER                                           Richmond, VA 23214
                                                              Phone 804.648.5881
                                                                Fax 804.697.3479

                                AGENCY DISCLOSURE

Virginia law and regulations require real estate agents to disclose their agency relationships to all prospective customers and clients. In addition to meeting that requirement, this disclosure is intended to inform customers about agency relationships and the duties of real estate agents, brokers and firms. For convenience, Morton G. Thalhimer, Inc., and all other real estate agents, brokers and firms are hereinafter collectively referral to as "licensees" since they are all required to be licensed by the Virginia Real Estate Board.

Agency is the relationship formed when one person works for or represent another person by express authority. People whom licensees represent are called clients. People who receive services from licensees without being represented by the licensees are called customers. A licensee does not necessarily represent the person who pays him or her. As a result, a licensee can represent the buyer, but be paid by the seller, or vice versa. Although agency relationships can be formed without a written agreement, you should not assume that any person represents you unless you have a written agreement with such person. The agreement between the licensee and the client creates a brokerage relationship.

Client Status. As a client, you enter into an agreement with a licensee for that licensee to represent you. This agreement may be called a "listing," a "managemant agreement," a "buyer broker agreement," or an "agency agreement," depending on whether you are a seller, landlord, buyer, or tenant. You are then the licensee's client. If the agreement is an exclusive agreement, you are required to work through that licensee. The licensee will generally be entitled to a commission if you buy, sell, or lease (as appropriate) property, even if you do not use the services of the licensee. The licensee is required to give you advice as to price and other matters and to disclose any material information known to the licensee about the property or the transaction. The licensee will also help you to negogiate favorable terms. The licensee is also required not to disclose to other parties any personal of financial information about you or any other information you ask to be kept confidential.

Customer Status. As a customer, you do not sign an agreement with a licensee (although the licensee is still required to obtain this Agency Disclosure Form executed by you). You are then the licensee's customer. The licensee may represent the other party in the transaction, who will be the licensee's client. You are not legally required to work through the licensee, and the licensee will only be entitled to a commission if you buy, sell or lease (as appropriate) property through the licensee. The licensee can give you general advice and is required to treat you honestly and disclose material facts known to the licensee regarding the physical condition of the property, but the licensee generally cannot give advice regarding price or assistance in negotiating favorable terms. The licensee is required to disclose to its client any information which it knows about you which might be helpful to the client. If you will be a customer, you should be aware that there may be other relevant information concerning the transaction which may be obtained from other sources.

Additional Duties of Licensees. In addition to the duties that are described above and any duties included in the agreement between the licensee and the client, a licensee has certain duties under the Virginia law and the Virginia Real Estate Board regulations. A licensee must promote the interests of its client by seeking a buyer or tenant or an appropriate property for its clients, although a licensee is not required to continue these efforts after a contract has been signed, and by timely presenting all written offers and counter-offers. A licensee must account to its clients for all money and property which the licensees receives in which the client has an interest. Before a licensee enters into a brokerage relationship, the licensee must advise the prospective client of the type of relationship which is proposed, the licensee's compensation and whether the licensee will share that compensation with a licensee who represents another party to the transaction. A licensee owes its clients a duty of ordinary cure.

Dual Agency. Dual Agency, or Dual Representation, is the situation which exists when the same licensee represents both the buyer and the seller or the landlord and the tenant. This generally occurs where a buyer or a tenant which is a client of a licensee becomes interested in a property which is listed with the same real estate company. This leads to conflicts of interest, which Virginia law permits licenses to handle in two different ways. The first alternative is Simple Dual Agency. With this alternative, the broker and all salespersons continue to represent both parties, but they do not share any confidential information. The other alternative involves the use of Designated Representatives. With this alternative, the broker is still a dual agent, but separate agents are named to represent the buyer and the seller or the landlord and the tenant, and these agents represent their respective clients as if the agents work for separate companies. Both agents must give their best advice and keep the confidences of their clients. Licensees are required by law to disclose to both parties whenever a dual agency relationship arises and any time designated representatives are used, and all parties must then sign a Disclosure of Dual Repreentation or Disclosure of Use of Designated Representatives form.

Firm Policies. Morton G. Thalhimer, Inc., represents both buyers and sellers and landlords and tenants. In cases of dual agency, Morton G. Thalhimer, Inc., uses designated representatives whenever possible. When representing sellers, landlords, and optionors, Morton G. Thalhimer, Inc., has a policy of cooperating with both licensees who work with the other party as customers and licensees who work with the other party as clients unless otherwise instructed by the Firm's client. When working with buyers, either as customers or clients, the policy of Morton G. Thalhimer, Inc., is to show properties listed with Morton G. Thalhimer, Inc., and other real estate firms.

             This is not an agreement, but only a disclosure form.

                      DISCLOSURE OF BROKERAGE RELATIONSHIP

I acknowledge that Morton G. Thalhimer, Inc., and Gregg W. Beck and James Bell (Name of Salesperson) have disclosed to me that they represent the following party in this real estate transaction: Landlord

The commission for the transaction contemplated between the undersigned will be paid by: Landlord

Property: 2028 Dabney Road, Henrico VA

3/3/98   Thomas S. Gilman    /s/ Thomas S. Gilman   Discovery Therapeutics, Inc.
-------  ------------------  ---------------------  ----------------------------
Date     Printed Name        Signature              Company

         James V. Peck       /s/ James V. Peck
_______  ------------------  ---------------------
Date     Printed Name        Signature

                          ADDENDUM TO INDUSTRIAL LEASE

     This Addendum to Industrial Lease made this ____ day of __________, 1994 ("Addendum") is attached to, made a part of and supersedes all inconsistent provisions of that certain Industrial Lease of even date herewith (the "Lease") among Thomas S. Gilman, as Lessor, and Discovery Therapeutics, Inc., a Delaware corporation, as Lessee.

         A. Representations and Warranties of Lessee. Lessee represents and warrants on the date hereof and throughout the term of the Lease that:

         (1)      Lessee shall comply with any applicable Environmental Law;

         (2) Lessee shall obtain all Governmental Approvals required for its intended operations at the Premises by any applicable Environmental Law; and

         (3) Lessee shall use no material quantity of any Hazardous Material and conduct no Hazardous Material Activity at the Property, except as set forth on Schedule A attached hereto.

         B.       Covenants and Rights of Lessee. Lessee shall:

         (1) maintain the Property in compliance in all respects with any applicable Environmental Law and be responsible for making any notification or report concerning the Premises to any Governmental Authority required to be made by any applicable Environmental Law;

         (2) not assign or sublease any portion of the Premises, except on terms and conditions concerning environmental, health, and safety matters which are satisfactory to Lessor, in Lessor's sole discretion;

         (3) obtain and maintain in full force and effect all material Governmental Approvals required by any applicable Environmental Law for operations at the Premises;

         (4) expeditiously sure, to the reasonable satisfaction of Lessor, any violation of applicable Environmental Laws at the Premises at the expense of Lessee to the extent such violation is attributable to events or conditions which arose on or after the Lease commencement date;

         (5) not create or operate at the Premises any hazardous waste management facility or solid waste disposal facility as defined pursuant to RCRA or any comparable state law;

         (6) without the prior written consent of Lessor, not manufacture, use, generate, transport, treat, store, Release, dispose, or handle any Hazardous Material at the Premises except as set forth on Schedule A attached hereto;

         (7) within two (2) business days, notify Lessor in writing of and provide any reasonably requested documents upon learning of any of the following which arise in connection with the Premises;

                  (a) any liability for response or corrective action, natural resource damage, or other harm pursuant to CERCLA, RCRA, or any comparable state law;

                  (b)      any Environmental Claim;

                  (c) any violation of an Environmental Law or Release, threatened +
Release, or disposal of a Hazardous Material;

                  (d) any restriction on the ownership, occupancy, use, or transferability arising pursuant to any (i) Release, threatened Release, or disposal of a Hazardous Substance or (ii) Environmental Law; or

                  (e) any environmental, natural resource, health, or safety condition which could materially impair the condition of the Premises or could have a Material Adverse Effect.

15.      RENEWAL:

         It is hereby understood and agreed that a written notice of three (3) months prior to the end of said term or any renewal or continuance thereof from either party to the other shall be necessary to terminate this Lease as the end of said term, or at the end of any renewal or continuance thereof, and in the event that not such notice shall be given, then this Lease shall be continued in full force and effect from year to year at the rent then in force and subject to all the covenants, terms and conditions herein contained including this paragraph and any rental escalation provisions contained in this Lease.

16.      HOLDING OVER:

         Tenant shall pay to Landlord an amount as base monthly rental equal to 200% of the base monthly rental herein provided during each month of portion thereof for which Tenant shall retain possession of the Leased Premises or any part thereof after the expiration of the term or of Tenant's right of possession, whether by lapse of time or otherwise, and also shall pay all damages sustained by Landlord, whether direct or consequential, on account thereof. Such hold over shall be as a tenant at will and all of the terms and provisions of this Lease shall be applicable during such period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as may be herein provided. The provisions of this clause shall not be held as a waiver by Landlord of any right of re-entry, or any other right of Landlord as provided under this Lease; nor shall the receipt of said payment or any part thereof, or any other act in apparent affirmance of tenancy, operate as a waiver of the right to forfeit this Lease and the Term hereby granted for the period still unexpired, for any breach of any of the covenants herein or any other of Landlord's rights hereunder.

17.      INSPECTION BY LANDLORD:

         Tenant shall permit Landlord, its agents, or employees to inspect the Leased Premises and all parts thereof during business hours and to enforce and carry out any provision of this Lease Agreement and for the further purpose of showing the Leased Premises to prospective tenants and purchasers and representatives of lending institutions. During the last three (3) months of the original term and all renewals of extensions thereof, Landlord shall have the right to place "For Rent" signs in conspicuous places on the Leased Premises and to otherwise advertise the Leased Premises for rent, in addition to having the rights of entry and inspection set forth herein.

18.      DEFAULT BY TENANT:

         The happening of any of the following enumerated events shall constitute a default for which Landlord, in addition to other right or remedies it may have, shall have the immediate right of re-entry without service of notice or resort to legal process and without Landlord being guilty of trespass, or becoming liable for any loss or damage which may by occasioned thereby. (a) failure of Tenant to pay any rent due hereunder within ten (10) days after written notice to Tenant of such failure; (b) vacation of the Leased Premises by Tenant or advertising by Tenant in any manner that would indicate or lead the public to believe that Tenant was going out of business or intending to vacate the Leased Premises; (c) the filing by, on behalf of or against Tenant, of any petition or pleading to declare Tenant insolvent or unable to pay its debts or meet its obligations under the laws of the United States or any state; or a receiver of the property of Tenant is appointed; or the levy of execution or other taking of property, assets or the leasehold interest of Tenant by process of law or otherwise in satisfaction of any judgment, debt or claim against Tenant; or (d) failure of Tenant to perform any of the other terms, conditions or covenants of this Lease agreement for more than ten (10) days after written notice of such failure shall have been given to Tenant.

         Should Landlord elect to re-enter and terminate Tenant's use of the Leased Premises as herein provided, or should Landlord take possession pursuant to legal proceedings or pursuant to any provisions under law, Landlord may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Leased Premises, and relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the original or renewal terms of this Lease) and at such rent and upon such other terms and conditions as Landlord, in its sole discretion may deem advisable. Upon each such reletting all rent received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses for such repossession and reletting, including brokerage fees and attorney's fees and costs of alterations and/or repairs, third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If the Leased Premises are not relet as aforesaid, or if the rent received for such reletting during any month be less than that to be paid during the month by Tenant to Landlord hereunder, Tenant shall promptly pay the rental due hereunder or any such deficiency as the case may be to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such election be given to Tenant or unless the termination he decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Tenant will pay Landlord and Agent respectively all expenditures incurred by them in enforcing the provisions of this Lease including reasonable fees of attorneys and others employed by Landlord of Agent.

         Except as expressly herein provided to the contrary, any amount due to Landlord not paid when due shall bear simple interest at twelve percent (12%) per annum.

         All of this foregoing remedies shall be in addition to any other rights Landlord may have at law or in equity, and waiver of one default shall not be deemed to be a waiver of any subsequent default.

19.      SUBORDINATION OF LEASE:

         This Lease is made, and accepted by the Tenant, subject to subordinate in law and in equity to any existing, future and/or new mortgages, and/or deeds of trust secured by the land and building of which the Leased Premises are a part, or which may at any future time be placed thereon, and to any extensions, modifications and renewals thereof, and to the prior right of the mortgagees or lenders thereunder. If required by the Landlord, the Tenant will execute, acknowledge and deliver any and all agreements subordinating this Lease to any deed of trust or mortgage now thereafter executed, secured by the said land and said buildings. Within ten (10) days after request therefore by Landlord, Tenant agrees to deliver in recordable form a certificate prepared by Landlord to any proposed mortgages or purchaser of the Leased Premises or to Landlord certifying (if such is the case) that this Lease is in full force and effect, and that there are no defenses or offsets thereto, or stating those claimed by Tenant, and such other facts related to this Lease, the Leased Premises or Tenant as Landlord may request. If Tenant does not execute and return such certificates as required above. Tenant hereby irrevocably appoints Landlord as its attorney-in-fact to execute such certificate on behalf of Tenant.

20.      HAZARDOUS SUBSTANCE:

         Hazardous substance issues are covered in the attached Addendum.

         LIMITATION OF LANDLORD'S OBLIGATION:

         Landlord shall have no liability in Tenant by reason of any inconvenience, annoyance or injury to business arising from Landlord, other Tenants or others in their activities, making repairs, alterations, additions or improvements in or to a portion of the building or the Leased Premises, to fixtures, appurtenances, or equipment thereof, and no liability upon Landlord for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to a portion of the building or the Leased Premises, or the building's fixtures, appurtenances, or equipment thereof. As a material part of the considerations to Landlord. Tenant further assumes all risk of damage to property or injury to persons of about the Leased Premises arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord and Agent, except any claim arising out of Landlord's gross negligence or willful misconduct.

         AGENT'S COMPENSATION:

         In consideration of Agent's services in procuring this Lease and as a covenant running with the land upon which the Leased Premises is located, Landlord covenants with, and for the benefit of, Agent, as follows: Agent shall receive a commission of six percent (6%) of the rent

8.       CONDITION OF LEASED PREMISES:

         Tenant has examined and is satisfied with the present condition of the Leased Premises and the equipment thereon, if any. No representation has been made to Tenant, or Tenant's agents, by Landlord, or Landlord's agents, concerning the condition of the Leased Premises (and the equipment thereon, if any) or any particular use that can be made thereof. Neither Landlord nor Agent shall be under any duty to instruct Tenant or others as to the use of any equipment on the Leased Premises. Tenant acknowledges that the Leased Premises are suitable for the proposed business use including being in compliance with all ordinances, regulations, zoning and municipal or State law as relates to Tenant's intended use of the Leased Premises.

9.       ASSIGNMENT, SUBLETTING AND MORTGAGING:

         Tenant shall not assign this Lease or sublet the Leased Premises, in whole or in part, without Landlord's prior written consent. If consent to assign or sublease is obtained, no such assignment or sublease shall in any way release or relieve Tenant or Guarantor from any of its covenants or undertakings contained in this Lease Agreement, and in all cases under this paragraph, Tenant and Guarantor shall remain liable on this Lease during the original and all renewal terms. Tenant's request for consent to any subletting or assignment of this Lease shall be accompanied by a written statement setting forth the details of the proposed sublease or assignment and any other information Landlord deems relevant. Landlord shall have the right to (a) withhold consent, if reasonable;
(b) grant consent; or; (c) terminate this Lease as of the effective date of such sublease or assignment, in which case Landlord may elect to enter into a direct lease with the proposed assignee or subtenant. Tenant shall be liable for reasonable fees incurred by the Landlord in connection with an assignment, subletting or mortgage of the Leased Premises.

10.      UTILITIES

         During the term of this Lease, Tenant shall promptly pay all fuel, water, gas, electricity, sewerage, telephone and other utility bills, as the same become due, it being understood and agreed that the Tenant shall promptly make all required deposits for meters and utilities service. Landlord shall not be liable for any interruption or failure in the supply of any utility to the Leased Premises.

11.      INSURANCE AND INDEMNITY:

         Tenant will indemnify and save harmless Landlord and Agent from any and all liability, damage, loss, expense, cause of action, suits, claims, of judgments arising from injury to person or property including, without limitation, environmental liabilities on the Leased Premises, or upon the adjoining sidewalks, or otherwise resulting from the use of the Leased Premises. Tenant covenants that it will keep in force at is own expense at all times during the original and all renewal terms of this Lease in companies and in form acceptable to Landlord with respect to the Leased Premises insurance covering Landlord and Tenant and Agent as named insureds with combined minimum limits of One Million Dollars ($1,000,000.00) per occurrence, and Tenant shall deliver to Landlord or Agent a certificate of insurance showing the same to be in force and effect.

         If Tenant shall not comply with its covenant to maintain insurance as provided herein, Landlord may, at its option, cause insurance as aforesaid to be issued, and, in such event, Tenant shall promptly pay when due the premiums for such insurance as additional rent hereunder.

         Tenant will pay, as additional rent hereunder, all excess insurance premiums (i.e., premiums in excess of the usual premiums for a non-hazardous risk) required to be paid by Landlord on any buildings on the Leased Premises by reason of Tenant's use or occupancy thereof within thirty(30) days from notification from Landlord or its Agent of the amount due.

12.      PERSONAL PROPERTY:

         In addition to all other remedies provided by law, Landlord shall have a lien against all personal property on the Leased Premises, and insurance proceeds, if any collected therefore, as security for the payment of the rent and default in obligations hereunder. Tenant shall repair or reimburse Landlord for the cost of repairing any damages to the Leased Premises resulting from the installation or removal of personal property of Tenant.

13.      REPAIRS AND ALTERATIONS:

         Tenant shall, at is expense, during the term of this Lease, keep the Leased Premises in good order and condition, and perform all repairs and maintenance that become necessary in or about the Leased Premises including, without limitation, plumbing and electrical systems and procuring and maintaining service contracts for the heating and/or air conditioning systems. Tenant shall not make any alterations of, additions to, or changes in, the Leased Premises or equipment without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and all alterations, changes, and improvements by whomsoever made, shall be the property of Landlord. Nothing contained in this paragraph shall be construed as requiring Landlord to make any repairs except repairs of a structural nature. Landlord shall maintain and make all necessary structural repair to the foundations, load bearing walls, and roofs.

         Tenant shall comply with all applicable laws and regulations of governmental authorities with respect to the use of the Leased Premises and to any work, except repairs of a structural nature, which may be ordered by such governmental authorities; but if Tenant, after notice ordering the work, fails to comply with reasonable promptness, Landlord, without notice to Tenant, may do such work and collect the cost thereof from Tenant as additional rent hereunder. If Landlord is required to abate any nuisance on the Leased Premises. Landlord may do so without notice to Tenant and Tenant shall pay all costs thereof as additional rent hereunder within thirty(30) days from notification from Landlord or its Agent of the amount due.

         Tenant shall, on the last day of the original or renewal term, or upon the sooner termination of this Lease, peaceably and quietly surrender the Leased Premises and equipment to Landlord, broom-clean, including all improvements, alterations, rebuildings, replacements, changes or additions placed by Tenant thereon, in as good condition and repair as the same were in at the commencement of the original term, normal wear and tear accepted.

14.      DESTRUCTION OF LEASED PREMISES, CONDEMNATION:

         If all or any portion of the Leased Premises are damaged or destroyed by fire or other casualty covered by insurance, or condemned by public authority, whether by eminent domain or otherwise, notwithstanding any Virginia law to the contrary, then (1) if totally destroyed or condemned so that the Leased Premises are rendered untenantable, this Lease shall terminate as of the date of such destruction or condemnation, and Tenant shall, be liable for the rent only to the date of such destruction or condemnation, and the entire amount of insurance proceeds and/or condemnation award for the Leased Premises shall belong to and be payable to Landlord; or (2) if only partially destroyed or condemned and still tenantable, Landlord shall, within a reasonable time, repair the Leased Premises with a reasonable reduction of rent from the date of such partial destruction or condemnation until there be again premises substantially similar in value to Tenant as the Leased Premises partially destroyed or condemned. Landlord's obligation to repair or restore the Leased Premises as stated herein is conditioned upon (a) all insurance proceeds and/or condemnation award for the Leased Premises being paid to Landlord, which are sufficient to cover the cost of said repairs and restorations, and (b) there remaining at least twenty-four (24) months in the then existing term of this Lease. If Landlord does not repair the Leased Premises because either conditions (a) or
(b) are not met, Landlord shall so notify Tenant and this Lease shall terminate as of the date of such partial destruction or condemnation and Tenant shall be liable for rent only to the date of such partial destruction or condemnation. As used herein, the date of condemnation shall be the date on which legal title vests in the condemning authority or the date on which Landlord enters into a contract for the sale for public use upon the threat of condemnation, whichever first occurs.

         If the improvements shall be damaged or destroyed by any hazard not covered by insurance, Landlord shall have the option to cancel this lease by giving written notice of such cancellation to Tenant within thirty(30) days after the happening of such damage or destruction, but if such option not be exercised, then Landlord at is own expense shall proceed with due diligence to repair or restore the improvements to their condition as existed before such damage or destruction with rent being reduced pro rata in proportion to the decrease in usefulness of the Leased Premises undergoing repair and restoration; provided, however, that the cost of repairing any damage or destruction not covered by insurance which is caused by tenant's fault or negligence shall forthwith be paid to Landlord by Tenant.

         Tenant shall give immediate written notice to Landlord or Agent of any damage, destruction or condemnation of the Leased Premises, whether in total or partial.

                             FIRST ADDENDUM TO LEASE

THIS FIRST ADDENDUM TO LEASE dated January 7, 1999 amends a certain lease dated February 24, 1998 for an office/warehouse space at 2028 Dabney Road, between Discovery Therapeutics, Inc. (herein Discovery), Tenant and Thomas S. Gilman, Landlord.

IT IS COVENANTED and agreed to as follows:

1. The lease for the above referenced property shall be extended until August 31, 1999 at the current monthly rate and terms.

2. Discovery agrees to lease the adjacent suite, currently leased to Vallen Safety Supply Company (herein Vallen) at 2028 Dabney Road, effective March 1, 1999 through August 31, 1999 at a monthly rate of $1,496.000 through the term. All the terms and rules of the current lease shall apply to the tenancy in the Vallen space. This lease extension and lease of additional space is subject to the execution of a mutual release between Vallen and Gilman nullifying their current lease.

3. It is understood that Discovery plans to create an opening between the spaces to connect the areas. Discovery will gain the approval of the design for the opening prior to the commencement of this work or any other future alterations. If Discovery fails to extend the lease beyond 8/31/99, then they will be responsible for restoring the demising wall to it's origanal condition.

4. Discovery may begin to utilize the Vallen space to stage move in and the installation of communications equipment beginning on or about February 1, 1999 as Vallen has agreed. Discovery agrees to indemnify and hold Gilman and Vallen harmless for any activity in the Vallen space prior to March 1, 1999 and name Thomas S. Gilman as additional insured on their liability policy for this additional risk prior to entering the Vallen space.

         IN WITNESS WHEREOF, this Addendum has been executed by the parties hereto pursuant to valid authority as of the below dates.

         LESSOR: /s/ Thomas S. Gilman     Date: 1-18-1999
                 -----------------------
                 Thomas S. Gilman

         LESSEE: DISCOVERY THERAPEUTICS, INC.
                  a Delaware corporation

                 By: /s/ James V. Peck
                     ----------------------

                     Its: V.P., OPERATIONS (Title)

                            SECOND ADDENDUM TO LEASE

THIS SECOND ADDENDUM TO LEASE dated July 14th, 1999 amends a certain lease dated February 24, 1998 for an office/warehouse space at 2028 Dabney Road, between Discovery Therapeutics, Inc. (herein Discovery), Tenant and Thomas S. Gilman, Lanlord.

IT IS COVENANTED and agreed to as follows:

1. The lease for the above referenced property (both the original lease space and the "Vallen" space) shall be extended until August 31, 2001. This monthly rent shall remain at its current level of $4,428.00 until August 31, 2000 and will increase to $4,605.00 per month from September 1, 2000 through August 31, 2001.

2. Paragraph 13 of the lease shall be amended as follows: The tenant shall be responsible for any HVAC repair per occurrence of up to $500.00, Landlord shall pay any amount over $500.00 per occurrence.

3.       All other terms and conditions shall remain unchanged.

         IN WITNESS WHEREOF, this Addendum has been executed by the parties hereto pursuant to valid authority as of the below dates.

         LESSOR:  /s/ Thomas S. Gilman           Date: 7/29/99
                 -----------------------
                 Thomas S. Gilman

         LESSEE: DISCOVERY THERAPEUTICS, INC.
                  a Delaware corporation

                 By: /s/ James V. Peck
                     ---------------------
                     Its: V.P. OPERATIONS (Title)

4. The base year with respect to taxes and assessments for paragraph 3 of the lease shall be 1998.

                             THIRD ADDENDUM TO LEASE

THIS THIRD ADDENDUM TO LEASE dated September 12th, 2000 amends a certain lease dated February 24, 1998 for an office/warehouse space at 2028 Dabney Road, between Discovery Therapeutics, Inc. (herein Discovery), Tenant and Thomas S. Gilman, Landlord.

IT IS COVENANTED and agreed to as follows:

         1. The Landlord agrees to have installed and pay for the cost of the improvements depicted on Exhibit "A" attached. And further described on Schedule "A", which is the bid and scope of work prepared by Calfee & Douglas, Inc.

         2. The term of the above mentioned Lease as was amended in the Second Addendum, shall be further amended as follows: The Lease shall be extended for a three year term commencing December 1, 2000 until November 30, 2003. The rent for the initial 12 month term shall be $5,851.00 and shall escalate as provided in the lease.

         3. Tenant shall have the right to cancel the lease at any time during the three year extension by giving the Agent written notice 90 days before the cancellation date. In the event Tenant cancels the lease, Tenant shall pay a cancellation fee of three months of the current rent and the remaining additional rent for the improvements being made by Landlord (i.e., $1,246.00/month multiplied by the number of months remaining of the three year term).

All other terms and conditions shall remain unchanged.

         IN WITNESS WHEREOF, this Addendum has been executed by the parties hereto pursuant to valid authority as of the below dates.

         LESSOR: /s/ Thomas S. Gilman     Date:  9/21/00
                 -----------------------
                 Thomas S. Gilman

         LESSEE: DISCOVERY THERAPEUTICS, INC.
                  a Delaware corporation

                 By: /s/ James V. Peck
                     -----------------

                    Its: V.P., OPERATIONS (Title)

                                  EXHIBIT "A"

                            OFFICE PLAN APPEARS HERE

                                  Lab & office

                                    Expansion

                                 Scale 1/8" = 1"

                              FRONT EXISTING OFFICE

                                 *Sink roughins

                                  SCHEDULE "A"

                             CALFEE & DOUGLAS, INC.
                               General Contractor

                            2107-C N. Hamilton Street

                            Richmond, Virginia 23230

                                 (804) 359-9031

                               (804) 359-9033 fax

-----------------------------------------------------------------------------------
                                UNITS    UNIT              TOTAL     $/SF   HEADING
           ITEM                 REQ'D    COST   UNITS       COST     COST    TOTALS
-----------------------------------------------------------------------------------
HVAC: (Allowance)                                                           $ 2,975
          Rework Existing           1  2975.00    LS      2,975.00   2.58

PLumbing: (Allowance)                                                       $ 5,700
          Sink Rough In             2   625.00    EA      1,250.00   1.09
          HW Heater                 1   750.00    EA        750.00   0.65
          ADA Shower                1  3500.00    EA      3,500.00   3.04
          ADA Access                1   200.00    EA        200.00   0.17

Doors / Hardware: (Allowance)                                               $ 4,830
          Blding Standard           8   525.00    EA      4,200.00   3.66
          Hardware                  8    50.00    EA        400.00   0.35
          Bifolds                   2   115.00    EA        230.00   0.20

Wallcovering: (Allowance)                                                   $ 2,251
          Partitions (Flat)      4554     0.29    SF      1,320.66   1.15
          Stain Doors              10    65.00    EA        650.00   0.56
          Jambs                     8    35.00    EA        280.00   0.24
-----------------------------------------------------------------------------------
                                                  SUBTOTAL                  $31,508
                                             8%   General Conditions          2,521
                                            10%   Overhead & Profit           3,403
===================================================================================
                                                  TOTAL                     $37,432

NOTES:

This price is for budget purposes only.

No asbestos testing or removal included.

Please note where allowances were used.

Prices does not include low voltage wiring, permit or demo.

No work on warehouse side of new partitions.

Sinks supplied & installed by others.

Price does not include removing warehouse equipment or supplies.

C&D assume HVAC & electrical system is sufficient.